UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under to §240.14a-12

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.
1680 Michigan Avenue

Suite 700

Miami Beach, FL 33139

April 23, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Chicago Atlantic Real Estate Finance, Inc. (the “Company”) to be held on June 11, 2026 at 10:00 a.m., Central Time, 420 North Wabash Avenue, Suite 500, Chicago, IL 60611.

The notice of annual meeting and the proxy statement (the “Proxy Statement”) accompanying this letter provide an outline of the business to be conducted at the Annual Meeting. At the Annual Meeting, you will be asked to: (i) elect seven directors to the board of directors of the Company and (ii) ratify the selection of BDO USA, P.C.to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Details of the business to be conducted at the Annual Meeting are set forth in the accompanying Notice of 2026 Annual Meeting of Stockholders and Proxy Statement.

The Company’s Board of Directors unanimously recommends that you vote FOR each of the proposals to be considered and voted on at the Annual Meeting.

On or about April 23, 2026, the Company intends to mail its stockholders a copy of the Proxy Statement and its annual report on Form 10-K. The enclosed proxy card contains instructions for voting over the internet, by telephone or by returning your proxy card via mail in the envelope provided.

It is important that your shares be represented at the Annual Meeting. If you are unable to attend the Annual Meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided, vote your shares by telephone, or vote via the internet. You will be able to vote electronically at www.proxyvote.com or by calling 1-800-690-6903. Your vote is important.

Sincerely yours,
/s/ Peter Sack
Peter Sack
Co-Chief Executive Officer

i

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

1680 Michigan Avenue Suite 700

Miami Beach, FL 33139

(312) 625-9295

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2026

To the Stockholders of Chicago Atlantic Real Estate Finance, Inc.:

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Chicago Atlantic Real Estate Finance, Inc. (the “Company”) will be held on June 11, 2026 at 10:00 a.m., Central Time, 420 North Wabash Avenue, Suite 500, Chicago, IL 60611.

The Annual Meeting will be held for the following purposes:

1.
To elect five directors to the board of directors of the Company, each of which will serve for a term ending at the next annual meeting of stockholders and when his or her successor is duly elected and qualified;
2.
To ratify the selection of BDO USA, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3.
To transact such other business as may properly come before the Annual Meeting.

You have the right to receive notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on April 2, 2026. Regardless of whether you expect to be present in person at the Annual Meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided, or register your vote by telephone or through the internet. You must have your control number, found on your proxy card in order to vote. Prior to the Annual Meeting, you may vote your shares electronically at www.proxyvote.com or by calling 1-800-690-6903. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 11, 2026. The proxy statement (the “Proxy Statement”) and our annual report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”) are available on the internet at https://investors.refi.reit/financial-information/sec-filings.

The following information applicable to the Annual Meeting may be found in the Proxy Statement and/or accompanying proxy card:

•
The date, time and location of the meeting;
•
A list of the matters intended to be acted on and our recommendations regarding those matters;
•
Any control/identification numbers that you need to access your proxy card; and
•
Information about attending the meeting and voting in person.

By Order of the Board of Directors,
/s/ Phillip Silverman
Phillip Silverman
Chief Financial Officer, Treasurer and Secretary

Miami Beach, Florida

April 23, 2026

This is an important meeting. To ensure proper representation at the Annual Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, vote your shares by telephone, or vote via the internet. Instructions are shown on the proxy card. Even if you vote your shares prior to the Annual Meeting, you still may attend the Annual Meeting and vote your shares in person.

ii

PROXY STATEMENT FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

iii

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

1680 Michigan Avenue, Suite 700
Miami Beach, FL 33139
(312) 625-9295

PROXY STATEMENT

2026 Annual Meeting of Stockholders

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of Chicago Atlantic Real Estate Finance, Inc. (the “Company,” “we,” “us” or “our”) for use at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 11, 2026 at 10:00 a.m., Central Time, 420 North Wabash Avenue, Suite 500, Chicago, IL 60611, and at any postponements or adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”) are first being released to stockholders on or about April 23, 2026. The proxy card contains instructions on how to submit proxies by telephone or through the internet.

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, or otherwise provide voting instructions, either via the internet or by telephone, and the Company receives it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. Prior to the Annual Meeting or prior to any postponements or adjournments, you may vote your shares electronically at www.proxyvote.com or by calling 1-800-690-6903. Voting instructions are shown on the proxy card. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the ratification of the selection of BDO USA, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke your proxy at any time before it is exercised by notifying the proxy tabulator, Broadridge Financial Solutions, Inc., in writing, by submitting a properly executed, later-dated proxy, or by voting in person at the Annual Meeting or by voting by telephone or on-line at www.proxyvote.com. Please send any such notice of revocation to Chicago Atlantic Real Estate Finance, Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Any stockholder of record attending the Annual Meeting may vote in person regardless of whether he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank or other institution or nominee (“Broker Shares”), you may vote such shares at the Annual Meeting only if you obtain and present proper written authority from your institution or nominee.

If you do not vote in person at the Annual Meeting or submit voting instructions to your broker or nominee, your broker or nominee may still be authorized to vote your shares as to routine matters, which, in the case of the Annual Meeting, only applies to the proposal to ratify the appointment of our independent registered public accounting firm. For all other matters to be voted on at the Annual Meeting, the broker or nominee that holds your shares will need to obtain your authorization to vote those shares and has enclosed a voting instruction form with this Proxy Statement. Please instruct your bank or broker so your vote can be counted.

Stockholders of record may also vote either via the internet or by telephone prior to the Annual Meeting. Specific instructions to be followed by stockholders of record interested in voting via the internet or telephone are shown on the proxy card. The internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. This Proxy Statement and the Annual Report are available on the internet at https://investors.refi.reit/financial-information/sec-filings.

Purpose of Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

1.
the election of five directors to the Board of Directors, each of which will serve for a term ending at the next annual meeting of stockholders and when his or her successor is duly elected and qualified;
2.
the ratification of the selection of BDO USA, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3.
the transaction of such other business as may properly come before the Annual Meeting.

Record Date

You may vote your shares, in person or by proxy, at the Annual Meeting only if you were a stockholder of record at the close of business on April 2, 2026 (the “Record Date”). Each share of common stock is entitled to one vote.

Quorum Required

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of the Company’s common stock outstanding on the Record Date will constitute a quorum. On the Record Date, there were 21,207,228 shares of the Company’s common stock outstanding. Thus, 10,603,614 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum. Abstentions, “withhold” votes and Broker Non-Votes (as defined below) will be treated as shares present for quorum purposes.

If a quorum is not present at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Broker Non-Votes

If you are the beneficial owner of shares held through a broker or other nominee and do not vote your shares or provide voting instructions, your broker may vote for you on routine proposals but not on non-routine proposals. Therefore, if you do not vote on the non-routine proposals or provide voting instructions on such proposals, your broker will not be allowed to vote your shares — this will result in a broker non-vote (“Broker Non-Votes”).

Accordingly, at the Annual Meeting, should you not vote your shares or provide voting instructions, your broker will have discretionary authority to vote your shares on the following proposal that is considered routine: “Proposal II: Ratification of Selection of Independent Registered Public Accounting Firm.” At the Annual Meeting, should you not vote your shares or provide voting instructions, your broker will not have discretionary authority to vote your shares and therefore your shares will not be voted on the following proposals that are considered non-routine: “Proposal 1: Election of Directors.”

Vote Required

Election of Directors. The election of a director requires the affirmative vote of a plurality of all the votes cast at the Annual Meeting in person or by proxy. Stockholders may not cumulate their votes. If you vote “Withhold” with respect to a nominee, your shares will not be voted with respect to the person indicated. Broker Non-Votes will not be included in determining the number of votes cast and will have no effect on this proposal.

Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of all the votes cast at the Annual Meeting in person or by proxy is required to ratify the appointment of BDO USA, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions and Broker Non-Votes will not be included in determining the number of votes cast and will have no effect on this proposal.

Additional Solicitation. If there are not enough votes to approve any proposals at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against the proposal for which an adjournment is sought, to permit the further solicitation of proxies. Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval thereof.

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and the proxy card.

We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable out-of-pocket expenses in so doing.

In addition to the solicitation of proxies by the use of the mails, proxies may be solicited personally and by telephone, facsimile or electronic transmission by directors, officers or employees of the Company without special compensation therefor.

Stockholders may also provide their voting instructions by telephone or through the internet. These options require stockholders to input the control number which is located on each proxy card. After inputting this number, stockholders will be prompted to provide their voting instructions. Stockholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or internet link. Stockholders who vote via the internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirming their instructions upon request.

If a stockholder wishes to participate in the Annual Meeting, but does not wish to give a proxy by telephone or electronically, the stockholder may still submit the proxy card originally sent with this Proxy Statement prior to the Annual Meeting.

Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.

The U.S. Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokerages and other institutional holders of record have implemented householding. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account, or us, if you are a stockholder of record. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed.

Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request information about householding of their communications should contact their brokers or other intermediary holder of record. You can notify us by sending a written request to: Phillip Silverman, Chief Financial Officer, Treasurer and Secretary, Chicago Atlantic Real Estate Finance, Inc., 1680 Michigan Avenue, Suite 700, Miami Beach, FL 33139, or by calling (312) 625-9295.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 2, 2026, the beneficial ownership of each current director, the director-nominees, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock and the executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities, and the information is not necessarily indicative of beneficial ownership for any other purpose.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. Our address is 1680 Michigan Avenue, Suite 700, Miami Beach, FL 33139.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially(1)		Percentage of Class(2)
5% Holders:
BlackRock, Inc.	1,300,365	(11)	6.1%
Ray Thurston	1,250,000	(12)	5.9%
Interested Directors:
John Mazarakis	453,131	(3)	2.1%
Anthony Cappell	384,607	(4)	1.8%
Peter Sack	81,257	(5)	*
Independent Directors:
Jason Papastavrou	57,546	(6)(7)	*
Brandon Konigsberg	27,546	(7)	*
Elizabeth Stavola	-		*
Michael Steiner	274,109	(7)(8)	1.3%
Executive Officers:
Phillip Silverman	39,054	(9)	*
David Kite	59,516	(10)	*
Executive officers and directors as a group (9 persons)	1,376,766		6.5%

* Represents less than one percent (1.0%)

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(2)
Based on a total of 21,207,228 shares of the Company’s common stock issued and outstanding as of April 2, 2026.
(3)
Includes 416,607 shares held directly, 5,000 shares held by spouse and 31,524 shares held through ownership of interests in Joppa Seasoning, LLC, of which Mr. Mazarakis owns a 25% interest. Includes 157,153 restricted shares of common stock awarded under the Chicago Atlantic Real Estate Finance, Inc. 2021 Omnibus Incentive Plan in separate grants in the amounts of 85,100 shares, 43,655 shares and 28,398 shares granted on June 1, 2023, April 1, 2024 and April 1, 2025, respectively. Pursuant to the terms of the award agreements, such shares will vest over a three-year period, with one-third of the restricted stock vesting after 12 months, 24 months and 36 months, respectively.
(4)
Includes 227,454 shares held directly and 157,153 restricted shares of common stock awarded under the Chicago Atlantic Real Estate Finance, Inc. 2021 Omnibus Incentive Plan in separate grants in the amounts of 85,100 shares, 43,655 shares and 28,398 shares granted on June 1, 2023, April 1, 2024 and April 1, 2025, respectively. Pursuant to the terms of the award agreements, such shares will vest over a three-year period, with one-third of the restricted stock vesting after 12 months, 24 months and 36 months, respectively.
(5)
Includes 10,846 shares held directly and 70,411 restricted shares of common stock awarded under the Chicago Atlantic Real Estate Finance, Inc. 2021 Omnibus Incentive Plan in separate grants in the amounts of 3,125 shares, 27,500 shares, 11,388 shares and 28,398 shares granted on December 10, 2021, June 1, 2023, April 1, 2024 and April 1, 2025, respectively. Pursuant to the terms of the award agreement governing the 3,125 restricted shares of common stock, as amended, such shares will vest over a three-year period, with one-third of the restricted stock having vested after 12 months, one-eighth having vested after the quarter ended March 31, 2023, and one-eighth vesting on a quarterly basis thereafter. Pursuant to the terms of the award agreements governing the 27,500, 11,388 and 28,398 restricted shares of common stock, such shares will vest over a three-year period, with one-third of the restricted stock vesting after 12 months, 24 months and 36 months, respectively.
(6)
Includes 38,000 shares held directly of which 20,000 shares are held through separate trusts for non-family beneficiaries of which Dr. Papastavrou serves as trustee.
(7)
Includes 19,546 restricted shares of common stock awarded under the Chicago Atlantic Real Estate Finance, Inc. 2021 Omnibus Incentive Plan in separate grants in the amounts of 4,688 shares, 4,976 shares, 4,811 shares and 5,071 shares granted on December 10, 2021, December 31, 2022, April 1, 2024 and April 1, 2025, respectively. Pursuant to the terms of the award agreement governing the 4,688 restricted shares of common stock, as amended, such shares will vest over a three-year period, with one-third of the restricted stock having vested after 12 months, one-eighth having vested after the quarter ended March 31, 2023, and one-eighth vesting on a quarterly basis thereafter. Pursuant to the terms of the award agreement governing the 4,976 restricted shares of common stock, such shares will vest over a three-year period, with one-third of the restricted stock vesting after 12 months, 24 months and 36 months, respectively. Pursuant to the terms of the award agreements governing the 4,811 and 5,071 restricted shares of common stock, such shares will vest over a one-year period.
(8)
Includes 157,028 shares held through the Steiner Trust, 24,746 shares held through the Revocable Trust of Michael L Steiner, 58,495 shares held through Service Energy Profit Sharing FBO Michael Steiner, 9,556 shares held through Service Energy Profit Sharing FBO Jennifer Steiner, and 6,300 total shares held in three separate IRAs for each of Mr. Steiner’s children. Mr. Steiner’s holdings include shares acquired through his dividend reinvestment plan.

(9)
Includes 3,469 shares held directly and 35,585 restricted shares of common stock awarded under the Chicago Atlantic Real Estate Finance, Inc. 2021 Omnibus Incentive Plan in separate grants in the amounts of 9,375 shares, 11,500 shares, 5,717 shares and 8,933 shares granted on December 10, 2021, June 1, 2023, April 1, 2024 and April 1, 2025, respectively. Pursuant to the terms of the award agreement governing the 9,375 restricted shares of common stock, as amended, such shares will vest over a three-year period, with one-third of the restricted stock having vested after 12 months, one-eighth having vested after the quarter ended March 31, 2023, and one-eighth vesting on a quarterly basis thereafter. Pursuant to the terms of the award agreements governing the 11,500, 5,717 and 8,933 restricted shares of common stock, such shares will vest over a three-year period, with one-third of the restricted stock vesting after 12 months, 24 months and 36 months, respectively.
(10)
Includes 20,358 shares held directly and 39,158 restricted shares of common stock awarded under the Chicago Atlantic Real Estate Finance, Inc. 2021 Omnibus Incentive Plan in separate grants in the amounts of 3,125 shares, 5,100 shares, 2,535 shares and 28,398 shares granted on December 10, 2021, June 1, 2023, April 1, 2024 and April 1, 2025, respectively. Pursuant to the terms of the award agreement governing the 3,125 restricted shares of common stock, as amended, such shares will vest over a three-year period, with one-third of the restricted stock having vested after 12 months, one-eighth having vested after the quarter ended March 31, 2023, and one-eighth vesting on a quarterly basis thereafter. Pursuant to the terms of the award agreements governing the 5,100, 2,535 and 28,938 restricted shares of common stock, such shares will vest over a three-year period, with one-third of the restricted stock vesting after 12 months, 24 months and 36 months, respectively.
(11)
Beneficial ownership information is as of December 31, 2024, and is based on information reported on a Schedule 13G filed by Blackrock, Inc. with the SEC on January 26, 2024. The schedule indicates that Blackrock, Inc. has sole voting power over 1,300,365 shares of our common stock and sole dispositive power over 1,319,746 shares of our common stock. The business address of Blackrock, Inc. is 50 Hudson Yards, New York, New York 10001.
(12)
Beneficial ownership information is based on information reported on a Schedule 13G filed by Mr. Thurston with the SEC on December 14, 2021. The schedule indicates that Mr. Thurston has sole voting and dispositive power over 1,250,000 shares of our common stock. The business address of Mr. Thurston is 1200 Queens Lane, Jackson WY, 83001.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms filed with the SEC, or written representations that no such forms were required, we believe that except for a late Form 3 filing by Elizabeth Stavola due to a delay in obtaining valid filing credentials related to the adoption of EDGAR Next, our directors, executive officers and 10% or more beneficial owners (if any) complied with all Section 16(a) filing requirements during the year ended December 31, 2025.

PROPOSAL I: ELECTION OF DIRECTORS

Pursuant to the Company’s charter, the number of directors may be increased or decreased only by our Board pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law (“MGCL”) (which is one), nor more than fifteen. In accordance with the Company’s charter, the Board of Directors has designated the current number of directors to be seven. Following the Annual Meeting, the Board of Directors has designated the number of directors will be five. With the exception of Messrs. Sack and Steiner, each of our directors have been nominated for re-election to serve for a term ending at the next annual meeting of stockholders and when his or her successor is duly elected and qualified.

If elected, each director up for election will serve on the following Committees of the Board as indicated in the chart below.

	Audit	Compensation	Nominating and Corporate Governance
Interested Directors
John Mazarakis
Anthony Cappell

Independent Directors
Jason Papastavrou (1)	X	X	X(2)
Elizabeth Stavola	X	X	X
Brandon Konigsberg (1)	X(2)	X(2)	X

(1) Qualifies as an “audit committee financial expert” under SEC rules and regulations

(2) Director noted serves as chairperson on this committee

None of Dr. Papastavrou and Messrs. Mazarakis, Cappell, Konigsberg, and Ms. Stavola are being proposed for election to the Board of Directors pursuant to any arrangement or understanding between any of themselves and the Company or any other person.

A stockholder can vote for or withhold his or her vote from the director-nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy “FOR” the election of the director-nominees named above. If any director-nominee should decline or be unable to serve as director, it is intended that the proxy will vote for the election of such person as is nominated by the Board of Directors as a replacement. The Board of Directors has no reason to believe that the director-nominees named above will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DIRECTOR-NOMINEES NAMED IN THIS PROXY STATEMENT.

Information about the Director-Nominees and Directors

As described below under “Corporate Governance — Committees of the Board of Directors — Nominating and Corporate Governance Committee,” the Board of Directors has identified certain desired talents and experience for director-nominees. Each of our directors and each of the director-nominees has demonstrated high character and integrity; the knowledge, skills and experience necessary to be able to offer advice and guidance to our management in light of prevailing business conditions; familiarity with national and international business matters; experience with accounting rules and practices; appreciation of the relationship of our business to the changing needs of society; and the desire to balance the considerable benefit of continuity with the periodic injection of fresh perspective. Each of our directors and each of the director-nominees also has sufficient time available to devote to the affairs of the Company, is able to work with the other members of the Board of Directors and contribute to the success of the Company and can represent the long-term interests of the Company’s stockholders as a whole. Our directors and the director-nominees have been selected such that the Board of Directors represents a range of backgrounds and experience.

Certain information, as of the Record Date, with respect to Dr. Papastavrou and Messrs. Mazarakis, Cappell, Konigsberg, and Ms. Stavola, the director-nominees for election at the Annual Meeting, and Messrs. Sack and Steiner, the directors not up for election, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, the year in which each person became a director of the Company, and a discussion of each person’s particular experience, qualifications, attributes or skills that lead us to conclude, as of the Record Date, that such individual should serve as a director of the Company, in light of the Company’s business and structure.

The business address of the director-nominees and the directors listed below is 1680 Michigan Avenue, Suite 700, Miami Beach, FL 33139.

Information regarding the Board of Directors is as follows:

Name	Age	Position	Director Since	Expiration of Term
Interested Directors:
John Mazarakis	49	Executive Chairman of the Board	2021	2026
Anthony Cappell	42	Co-Chief Executive Officer and Director	2021	2026

Interested Director (not up for election):
Peter Sack	36	Co-Chief Executive Officer and Director	2021	2026

Independent Directors:
Jason Papastavrou	63	Director	2021	2026
Brandon Konigsberg	55	Director	2021	2026
Elizabeth Stavola	55	Director	2025	2026

Independent Director (not up for election):
Michael Steiner	56	Director	2021	2026

Interested Directors

John Mazarakis co-founded Chicago Atlantic Group in April 2019 and has served as our Executive Chairman since our inception. Mr. Mazarakis is the Co-Executive Chairman and Chief Executive Officer of Vireo Growth Inc., a Canada-based cannabis company whose mission is to provide safe access, quality products and value to its customers while supporting its local communities through active participation and restorative justice programs, since December 2024. As a proven entrepreneur and operator with successful ventures in real estate, retail, and hospitality, Mr. Mazarakis brings over 20 years of entrepreneurial, operational, and managerial experience. He has built a 30+ restaurant chain with more than 1,200 employees, established a real estate portfolio of over 30 properties, developed over 1 million square feet of commercial real estate, and completed multiple real estate financing transactions, at a cumulative annual growth rate exceeding 25%. He has invested in and served as an advisor to multiple successful startups. Mr. Mazarakis holds a Bachelor of Arts in Economics from the University of Delaware and an MBA from The University of Chicago Booth School of Business.

Our Board of Directors has concluded that Mr. Mazarakis’s management experience and understanding of the real estate industry, and as a founder of Chicago Atlantic Group, L.P. ("Chicago Atlantic Group"), make him an ideal choice to act as our Executive Chairman of the Board, and that therefore he is qualified to serve as a member of our Board of Directors, including as Chairman.

Anthony Cappell co-founded Chicago Atlantic Group in April 2019 and served as our Chief Executive Officer from our inception until March 2024 and as our Co-Chief Executive Officer from March 2024 to the present. Prior to founding Chicago Atlantic Group, Mr. Cappell was a Managing Director and Head of Underwriting at Stonegate Capital, a private credit investment firm focused on lower middle market businesses and emerging brands from July 2016 to October 2018. At Stonegate, he was responsible for credit, underwriting, and the growth strategy of the loan portfolio. Previously, from January 2013 to June 2016, he was a Senior Underwriter at First Midwest Bank and at Gibraltar Business Capital where he worked on a number of specialty finance transactions including technology, software, turnaround/distressed and re-discount loans. He began his career at Wells Fargo Capital Finance focused on a wide array of industries and loan structures from November 2008 to December 2012. Mr. Cappell holds a BA from the University of Wisconsin — Milwaukee and an MBA from The University of Chicago Booth School of Business.

Mr. Cappell’s extensive experience evaluating credit as a debt investor in the specialty finance space, and as a founder of Chicago Atlantic Group, provides our Board with critical understanding of our business and knowledge of how to craft and execute on our operational and strategic plans. Our Board of Directors has concluded that based on Mr. Cappell’s experience and role as founder of Chicago Atlantic Group, he is qualified to serve as a member of our Board of Directors.

Interested Director (not up for election)

Peter Sack served as our Co-President from July 2021 until March 2024 and currently serves as our Co-Chief Executive Officer from March 2024 to the present. Mr. Sack is a credit investor and portfolio manager with experience investing across the capital structure. Mr. Sack also serves as the Chief Executive Officer of Chicago Atlantic BDC, Inc. (LIEN), a publicly traded business development company that primary lends to state-licensed cannabis owners and operators, since March 2025. Prior to joining Chicago Atlantic, Mr. Sack was a Principal at BC Partners Credit from July 2018 to June 2021, where he sourced and underwrote across the firm’s opportunistic and senior lending strategies in a wide array of industries. Previously, Mr. Sack was an Associate at Atlas Holdings LLC, a private-equity firm focused on supporting distressed manufacturing and distribution companies globally, from July 2012 to June 2016. Mr. Sack holds a BA in East Asian Studies from Yale University, a MBA from the Wharton School of the University of Pennsylvania, and was a Fulbright Scholar at Sun Yat-sen University China.

Independent Directors

Jason Papastavrou, Ph.D. has served as a member of our Board of Directors since 2021. Dr. Papastavrou founded ARIS Capital Management, LLC, a wealth management firm, in 2004 and currently serves as its Chief Executive Officer. Previously, Dr. Papastavrou was the founder and managing director of the Fund of Hedge Funds Strategies Group of Banc of America Capital Management (BACAP), president of BACAP Alternative Advisors, and a senior portfolio manager with Deutsche Asset Management.

Dr. Papastavrou previously served as a member of the board of directors of LIEN from October 2024 to March 2025; GXO Logistics (NYSE: GXO), a publicly traded pure-play contract logistics company, from August 2021 to July 2025; XPO Logistics, Inc. (NYSE: XPO), a publicly traded leading provider of freight transportation, from September 2011 to August 2021; and previously served on the board of directors of United Rentals, Inc. (NYSE: URI), a publicly traded equipment rental company, from April 2005 to May 2020.

He was a tenured professor at the School of Industrial Engineering at Purdue University and holds a B.S. in mathematics, and a M.S. and a Ph.D. in electrical engineering and computer science from the Massachusetts Institute of Technology.

Dr. Papastavrou provides our Board with key insights to the financial markets, capital raising activities, and the management of a large, complex business. For these reasons, our Board of Directors has concluded that he is qualified to serve as a member of our Board of Directors.

Brandon Konigsberg has served as a member of our Board of Directors since 2021. Mr. Konigsberg has been a business and functional Chief Financial Officer and has held senior management roles in the treasury function of various companies. He currently serves as Executive Vice President and Group Treasurer for Scotiabank since November 2025 and is the the founder of Kobra Group, LLC, an executive and board level advisory and consulting firm, where he has served since December 2020. He previously served in various roles at JP Morgan Chase & Co., a global financial services firm, from September 1996 to December 2020, including as Managing Director, Global Chief Financial Officer for Human Resources, Global Chief Financial and Operating Officer and Head of Balance Sheet Management for Corporate Treasury, and Chief Financial and Operating Officer of J.P. Morgan Securities (formerly Bear Stearns Private Client Services). Prior to joining JP Morgan Chase & Co., Mr. Konigsberg was an auditor at Goldstein, Golub and Kessler, PC. He received a BS in Accounting from University of Albany and an MBA from New York University Stern School of Business.

Mr. Konigsberg has served on the board of directors of GTJ REIT, Inc., a private commercial equity REIT, since September 2019, and previously at Flora Growth Corp., a multi-national cannabis company from September 2022 to June 2023. Mr. Konigsberg brings to our Board his broad experience in financial services, including as a director of a public commercial REIT and a multi-national cannabis company and as a certified public accountant. For these reasons, our Board of Directors has concluded that he is qualified to serve as a member of our Board of Directors.

Elizabeth (Beth) Stavola has served as a member of our Board of Directors since 2025. Ms. Stavola is a leading female entrepreneur in the cannabis industry, ranked #1 on the Cannabis Business Executive Women in Cannabis list in 2019. She founded CBD for Life in 2015, a company that produced luxurious and effective CBD infused pain management and beauty products. She founded and served as the Chief Operating Officer, President of US Operations, and Board Member of MPX Bioceutical Corporation, a US national and international diversified cannabis company which she sold in 2019. Prior to her time in cannabis, Ms. Stavola spent her last 10 years on Wall Street with Jefferies & Co as an institutional equity salesperson. She was born and raised in New Jersey and is a graduate of Monmouth University where she received her degree in Finance.

Independent Director (not up for election)

Michael Steiner has served as a member of our Board of Directors since 2021. Mr. Steiner previously served as President of Service Energy LLC, a third-generation family-owned company based in Dover, Delaware, from May 1992 to September 2021. Service Energy is a branded Liberty distributor, employs over 200 local residents, has a fleet of 25 tank trucks and eleven service vans, and owns a storage facility capable of holding over one million gallons of propane and 350,000 gallons of oil. Mr. Steiner also served as President of Petroleum Equipment, Inc. from May 1992 to September 2021. Mr. Steiner holds a BA in History from Wake Forest University and an MBA from the University of Delaware.

Information about the Executive Officers Who Are Not Directors

The following information pertains to our executive officers who are not directors of the Company, as of the Record Date.

Name	Age	Position	Executive Officer Since
Phillip Silverman	36	Chief Financial Officer, Treasurer and Secretary	2022
David Kite	55	President and Chief Operating Officer	2025

Phillip Silverman previously served as our Interim Chief Financial Officer from September 2022 until March 2024 and currently serves as our Chief Financial Officer since March 2024 and our Treasurer and Secretary since September 2022. Mr. Silverman has over fifteen years of accounting and finance experience with expertise in financial reporting, operations and internal controls within the asset management industry. From June 2021 to September 2022, Mr. Silverman served as Controller of the Company and Chief Financial Officer of Chicago Atlantic Group, L.P. Prior to that, Mr. Silverman spent more than eight years with BDO USA, LLP, where he most recently served as a Senior Manager in the Financial Services and Private Equity Group, responsible for end to end execution of audits of private equity and venture capital funds, small business investment companies and business development companies and other asset managers. He is a licensed Certified Public Accountant and holds a B.S. in Finance from Indiana University’s Kelley School of Business.

David Kite is a Managing Partner at Chicago Atlantic and has served as our President since March 2026 and as our Chief Operating Officer since December 2021. Mr. Kite began his career as a commodities trader with Commodities Corp where legendary traders Paul Tudor Jones, Bruce Kovner and Louis Bacon launched their careers. Soon after, Mr. Kite founded K&K Capital Management, where he created a proprietary trading strategy which at its peak managed in excess of $250 million. In 2013, Mr. Kite transitioned to real estate as Partner and Chief Operating Officer of Free Market Ventures a boutique private equity real estate company where he developed over 200 multifamily units, built over 100,000 square feet of cannabis cultivation warehouses, acquired and managed over 250,000 square feet of office space, purchased in excess of $25 million in distressed debt and receiver liens and oversaw all aspects of the company including deal structure, capital raising, debt financing, due diligence, acquisitions, asset management and dispositions. Mr. Kite holds a BA in Economics from the University of Illinois and an MBA from the University of Chicago Booth School of Business.

CORPORATE GOVERNANCE

Director Independence

Under the rules of the Nasdaq Stock Market (the “Nasdaq”) and the Nasdaq Corporate Governance Guidelines, independent directors must comprise a majority of our Board of Directors. Under the Nasdaq rules, a director will only qualify as an “independent director” if our Board of Directors affirmatively determines that the director, in the opinion of our Board of Directors, does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. We monitor the relationships of our directors and officers through a questionnaire each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes. Our Board reviews any relationship that each of our directors has with us, either directly or indirectly, that could interfere with exercising independent judgment in carrying out a director’s responsibilities.

Our Board has affirmatively determined that each of Dr. Papastavrou, Mr. Konigsberg and Ms. Stavola is “independent” as that term is defined under the rules of Nasdaq and the applicable rules of the SEC.

Board Leadership Structure

Our Board has the responsibility for establishing broad corporate policies and for our overall performance and direction, and generally oversees our day-to-day operations. Our Board monitors and performs an oversight role with respect to our business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of certain of our service providers. Among other things, our Board elects our officers and either directly, or by delegation to the Audit Committee and/or Compensation Committee, as applicable, reviews and monitors the services and activities performed by Chicago Atlantic REIT Manager, LLC (our “Manager”) and our officers.

Our Board has designated Dr. Papastavrou, one of our independent directors, to serve as Lead Independent Director. The Lead Independent Director serves as the liaison between management and the independent directors and acts as the presiding independent director and presides at meetings of the independent directors or non-management directors. The Lead Independent Director’s responsibilities include facilitating communication with our Board and presiding over regularly conducted executive sessions of the independent directors. It is the role of the Lead Independent Director to review matters such as our Board meeting agendas, meeting schedule sufficiency and, where appropriate, other information provided to the directors; however, all directors are encouraged to, and in fact do, consult with management on each of the above topics. The Lead Independent Director and each of the other directors communicate regularly with the Executive Chairman of our Board, our Chief Executive Officer and our Co-Presidents regarding appropriate agenda topics and other matters related to our Board.

Under the Bylaws, our Board may designate a chairperson to preside over the meetings of our Board and meetings of the stockholders and to perform such other responsibilities as may be assigned to him or her by our Board. We do not have a fixed policy as to whether the chairperson of our Board should be an independent director and we believe that our flexibility to select our chairman and reorganize our leadership structure from time to time is in the best interests of the Company and our stockholders. Presently, Mr. Mazarakis serves as the Executive Chairman of the Board. We believe that we are best served through our existing leadership structure with Mr. Mazarakis serving as the Executive Chairman of our Board combined with Dr. Papastavrou serving as Lead Independent Director. We believe that Mr. Mazarakis’s extensive management and entrepreneurial experience and critical understanding of our business and knowledge of how to craft and execute on our business and strategic plans qualifies him to serve as the Executive Chairman of the Board, and his employment with our Manager provides an effective bridge between our Board and our Manager, thus ensuring an open dialogue between our Board and our Manager and that both groups act with a common purpose.

We believe that the leadership structure of our Board must be evaluated on a case by case basis and that our existing Board leadership structure provides sufficient independent oversight over our Manager. In addition, we believe that the current governance structure, when combined with the functioning of the independent director component of our Board and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs. However, we re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.

Board’s Role in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, each of which addresses risks specific to its respective areas of oversight. In particular, as more fully described below, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and the review and approval of our related party transactions, in addition to oversight of the performance of our internal audit function (to the extent such function is required by applicable rules and regulations). Because the Audit Committee is already charged with approving our related party transactions, our Board has charged the Audit Committee with overseeing amounts payable to our Manager pursuant to our Management Agreement and making recommendations to our Board with respect to our Board’s approval of the renewal of our Management Agreement. Our Compensation Committee is generally responsible for discharging our Board’s responsibilities relating to the compensation, if any, of our executive officers and directors, overseeing the expense reimbursement of our Manager and its affiliates for compensation paid by such entities to their respective employees pursuant to our Management Agreement, the administration and implementation of our incentive compensation plans (including, without limitation, the 2021 Omnibus Incentive Plan), and the preparation of reports on or relating to executive compensation required by the rules and regulations of the SEC. Our Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct.

Our Manager has also established an Investment Committee, the members of which consist of employees of our Manager and/or its affiliates, and which currently includes certain affiliates of our Manager and certain of our officers. The Manager’s Investment Committee works in conjunction with our Board to manage our credit risk through a comprehensive investment review process.

In addition, our Board and the Audit Committee meet regularly with our Manager and consider the feedback our Manager provides concerning the risks related to our enterprise, business, operations and strategies. Our Manager regularly reports to our Board and the Audit Committee on our loan portfolio and the risks related thereto, asset impairments, leverage position, affiliate payments (including payments made and expenses reimbursed pursuant to the terms of the Management Agreement), compliance with applicable covenants under the agreements governing our indebtedness, compliance with our qualification as a REIT and compliance with our exemption from registration as an investment company under the Investment Company Act. Members of our Board are routinely in contact with our Manager and our executive officers, as appropriate, in connection with their consideration of matters submitted for the approval of our Board or the Audit Committee and the risks associated with such matters.

We believe that the extent of our Board’s (and its committees’) role in risk oversight complements our Board’s leadership structure because it allows our independent directors, through the three fully independent Board committees, executive sessions with the independent auditors, and otherwise, to exercise oversight of risk without any conflict that might discourage critical review.

We believe that a board of directors’ role in risk oversight must be evaluated on a case by case basis and that our Board’s role in risk oversight is appropriate. However, we re-examine the manner in which our Board administers its oversight function on an ongoing basis to ensure that it continues to meet our needs.

Committees of the Board of Directors

Our Board has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which meets the Nasdaq independence standards and other governance requirements for such a committee. The principal functions of each committee are briefly described below. Additionally, our Board may from time to time establish other committees to facilitate our Board’s oversight of management of our business and affairs. The charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are available on our website at https://investors.refi.reit/corporate-governance/governance-overview.

During 2025, our Board of Directors held six meetings, our Audit Committee held five meetings, our Nominating and Corporate Governance Committee held one meetings and our Compensation Committee held one meeting. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the respective committees on which they serve. We require each director to make a diligent effort to attend all board and committee meetings, as well as each annual meeting of stockholders, and six directors attended our 2025 Annual Meeting of Stockholders.

Audit Committee

The Audit Committee operates pursuant to a charter approved by our Board of Directors, which sets forth the responsibilities of the Audit Committee and which is made available on our website at https://investors.refi.reit/corporate-governance/governance-overview. The Audit Committee charter defines the Audit Committee’s principal functions, including oversight related to:

•
the integrity of our consolidated financial statements;
•
the qualifications and independence of any independent registered public accounting firm engaged by us;
•
the performance of our internal audit function (to the extent such function is required by applicable rules and regulations) and any independent registered public accounting firm;

•
the determination of the fair value of assets that are not publicly traded or for which current market values are not readily available; and
•
the entry and monitoring of related party transactions.

The Audit Committee assists our Board in its management of the Company. In particular, the Audit Committee (i) serves as an independent party to monitor our financial reporting processes and internal control system; (ii) discusses the audit conducted by our independent registered public accounting firm; (iii) provides an open avenue of communication among our independent registered public accounting firm, our management and our Board; and (iv) serves as an independent party to review, approve and monitor our related party transactions. The members of the Audit Committee are appointed by our Board to serve in accordance with the Bylaws and at the discretion of our Board and may be removed or replaced by our Board at any time.

The Audit Committee consists of no fewer than three directors. Except as may otherwise be permitted by the rules of Nasdaq and the SEC, each member of the Audit Committee shall, in the determination of our Board be (1) an “independent director” that (a) satisfies the independence and other requirements established by Nasdaq and (b) meets the independence requirements of Section 10A of the Exchange Act, and SEC Rule 10A-3(b)(1) under the Exchange Act and (2) financially literate, as determined by our Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. In addition, the Audit Committee shall at all times include at least one member who has accounting or related financial management expertise, as our Board’s interprets such qualification in its business judgment.

The responsibilities of the Audit Committee include, but are not limited to, appointment, compensation, retention and oversight of any independent registered public accounting firm engaged by us, discuss and review guidelines and policies with respect to risk assessment and risk management, review the adequacy of our internal audit function (to the extent such function is required by applicable rules and regulations), assist in performing oversight responsibilities for the internal control systems and disclosure procedures, recommend to our Board whether the consolidated financial statements should be included in reports made available to its stockholders and meet periodically with management to discuss any of the above or any identified issues.

Subject to the provisions of our related person transaction policies and procedures, the Audit Committee is also responsible for reviewing and approving our related party transactions, including matters related to our Management Agreement. Because the Audit Committee is already charged with approving our related party transactions, our Board has charged the Audit Committee with overseeing amounts payable to our Manager pursuant to our Management Agreement and making recommendations to our Board with respect to our Board’s approval of the renewal of our Management Agreement. The Audit Committee and our Board must approve any renewal of our Management Agreement.

Our Audit Committee currently consists of three members, Dr. Papastavrou, Mr. Konigsberg, and Ms. Stavola, with Mr. Konigsberg serving as chairperson. Our Board has affirmatively determined that Dr. Papastavrou, Mr. Konigsberg and Ms. Stavola each meet the definition of “independent director” based on the Nasdaq independence standards, and satisfy the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has also determined that (i) each of Mr. Konigsberg and Dr. Papastavrou qualifies as an “audit committee financial expert” under SEC rules and regulations and (ii) each member of the Audit Committee is “financially literate” as the term is defined by Nasdaq listing standards.

Compensation Committee.

The Compensation Committee operates pursuant to a charter approved by our Board of Directors, which sets forth the responsibilities of the Compensation Committee and which is made available on our website at https://investors.refi.reit/corporate-governance/governance-overview. The Compensation Committee charter defines the Compensation Committee’s principal functions, including:

•
discharging our Board’s responsibilities relating to the compensation, if any, of our executive officers and directors;
•
overseeing the expense reimbursement of our Manager and its affiliates for compensation paid by such entities to their respective employees pursuant to our Management Agreement;
•
administering and implementing our incentive and equity-based compensation plans; and
•
preparing reports on or relating to executive compensation required by the rules and regulations of the SEC.

The Compensation Committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of compensation matters and the sole authority to approve the fees and other retention terms of such compensation consultants. The Compensation Committee, with input from its compensation consultant, if any, and our Manager, discusses and considers potential risks that arise from our compensation practices, policies and programs.

The Compensation Committee consists of no fewer than three directors. Except as may otherwise be permitted by the rules of Nasdaq, each member of the Compensation Committee shall, in the determination of our Board be an “independent director” that satisfies the independence and other requirements established by Nasdaq. The members of the Compensation Committee shall also qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee currently consists of three members, Messrs. Konigsberg and Steiner and Ms. Stavola, with Mr. Konigsberg serving as chairperson. Following the Annual Meeting, our Compensation Committee will consist of three members, Mr. Konigsberg, Dr. Papastavrou and Ms. Stavola, with Mr. Konigsberg serving as chairperson. Our Board has affirmatively determined that all directors who serve on the Compensation Committee are independent under Nasdaq rules and qualify as non-employee directors within the meaning of Rule 16b-3 promulgated under the Exchange Act.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our Board of Directors, which sets forth the responsibilities of the Nominating and Corporate Governance Committee and which is made available on our website at https://investors.refi.reit/corporate-governance/governance-overview. The Nominating and Corporate Governance Committee charter defines the Nominating and Corporate Governance Committee’s principal functions, including:

•
identifying individuals to become members of our Board, consistent with the procedures and selection criteria established by the Nominating and Corporate Governance Committee;
•
periodically reviewing the size and composition of our Board and recommending to our Board such modifications to its size and/or composition as are determined by the Nominating and Corporate Governance Committee to be necessary or desirable;
•
recommending to our Board the director nominees for the next annual meeting of stockholders;
•
recommending to our Board individuals to fill vacant Board positions;
•
recommending to our Board committee appointments and chairpersons;
•
developing and recommending to our Board a set of corporate governance principles, a Code of Business Conduct and Ethics and related corporation policies, practices and procedures;
•
periodically reviewing and recommending to our Board updates to our corporate governance principles, Code of Business Conduct and Ethics and related corporation policies, practices and procedures;
•
monitoring the Corporation’s compliance with applicable corporate governance requirements; and
•
overseeing an annual evaluation of our Board, its committees and individual directors.

The Nominating and Corporate Governance Committee consists of no fewer than three directors. Except as may otherwise be permitted by the rules of Nasdaq, each member of the Nominating and Corporate Governance Committee shall, in the determination of our Board be an “independent director” that satisfies the independence and other requirements established by Nasdaq.

Our Nominating and Corporate Governance Committee currently consists of three members, Dr. Papastavrou, Messrs. Konigsberg and Steiner, with Dr. Papastavrou serving as chairperson. Following the Annual Meeting, our Nominating and Corporate Governance Committee will consist of three members, Dr. Papastavrou, Mr. Konigsberg and Ms. Stavola, with Dr. Papastavrou serving as chairperson. Our Board has affirmatively determined that all directors who serve on the Nominating and Corporate Governance Committee are independent under Nasdaq rules.

Consideration of Director Candidates

Our Board of Directors and the Nominating and Corporate Governance Committee will consider director candidates recommended for election to the Board of Directors by stockholders in the same manner and using the same criteria as that used for any other director candidate. All recommendations must be directed to the Nominating and Corporate Governance Committee c/o Secretary at 1680 Michigan Avenue, Suite 700, Miami Beach, FL, 33139. Recommendations for director nominees to be considered at the 2026 Annual Meeting of shareholders must be received in writing not later than December 24, 2026, which is 120 days prior to the one-year anniversary of the date this Proxy Statement is first available to stockholders.

Our Board of Directors does not have a formal diversity policy. However, in evaluating a director candidate, the Nominating and Corporate Governance Committee will consider the following criteria, among others, that it shall deem appropriate: (i) business and professional background, (ii) contribution to the Board of Director’s diversity of experience, profession, expertise, skill and background (including with respect to race and gender); (iii) history of leadership or contributions to other organizations; (iv) functional skill set and expertise; (v) general understanding of marketing, finance, accounting, corporate governance, federal securities and other relevant laws and regulations, and other elements relevant to the success of a publicly-traded company in today’s business environment; (vi) meets high ethical standards; (vii) experience in the cannabis or REIT industries and/or as a member of the board of directors of another publicly-held company; (viii) commitment to devoting the time and effort necessary to be a responsible and productive member of the Board of Directors; and (ix) ability to perpetuate the success of the business and represent stakeholder interests.

Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Corporate Governance Committee as described above) must deliver written notice to our Secretary in the manner described in our Amended and Restated Bylaws (“Bylaws”), and as described further under “Submission of Stockholder Proposals” below.

Other Committees

Our Board may appoint from among its members one or more other committees, composed of one or more directors, to serve at the pleasure of our Board from time to time.

Communication with the Board of Directors

Stockholders with questions about us are encouraged to contact Investor Relations at IR@refi.reit. However, if stockholders believe that their questions have not been addressed, they may communicate with our Board of Directors by sending their communications to Chicago Atlantic Real Estate Finance, Inc., Board of Directors, 1680 Michigan Avenue, Suite 700, Miami Beach, FL 33139. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

All communications involving accounting, internal accounting controls and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or policies, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, will be referred to the Audit Committee.

The acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Hedging, Speculative Trading and Pledging of Securities

Our insider trading policy prohibits our directors, executive officers and employees from engaging in any short-term trading, short sales and other speculative transactions involving our securities, including buying or selling puts or calls or other derivative securities based on our securities. In addition, such persons are prohibited under our insider trading policy from (i) entering into hedging or monetization transactions (such as zero-cost collars and forward-sale contracts) or similar arrangements, except in circumstances that are pre-approved by our General Counsel, and (ii) pledging our securities in a margin account or as collateral for a loan, except that our securities may be pledged as collateral for a loan (not including margin debt) if such person clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities and such transaction is pre-approved.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics which applies to, among others, our senior officers, as well as any of our other officers, directors and employees. Our code of business conduct and ethics is available on our website at https://investors.refi.reit/corporate-governance/governance-overview. We will report any material amendments to or waivers of a required provision of our code of conduct and/or corporate governance guidelines on our website and/or in a Current Report on Form 8-K.

COMPENSATION OF DIRECTORS

The following table sets forth the compensation that we paid during the year ended December 31, 2025 to our directors. Directors who are employees of the Manager do not receive compensation for their services as directors.

Name of Director	Fees Earned or Paid in Cash	Stock Awards	Total(1)
Independent Directors:
Jason Papastavrou	$92,500	$75,000	$167,500
Frederick Herbst(2)	$43,808	$-	$43,808
Brandon Konigsberg	$96,267	$75,000	$171,267
Michael Steiner	$72,500	$75,000	$147,500
Elizabeth Stavola(3)	$39,925	$-	$39,925

(1)
For a discussion of the independent directors’ compensation, see below.
(2)
Mr. Herbst's term expired at the 2025 Annual Meeting in June 2025.
(3)
Ms. Stavola was elected to the Board of Directors at the 2025 Annual Meeting in June 2025.

For fiscal year 2025, we paid each of our directors an annual retainer of $72,500 in cash in equal quarterly payments of’ $18,125. Each director is entitled to reimbursement of reasonable expenses associated with attending board meetings. However, we do not pay our directors any fees for attending individual board or committee meetings. The lead independent director receives an additional $15,000 annual retainer in cash in equal quarterly payments of $3,750. The Audit Committee chairperson receives an additional $25,000 annual retainer in cash in equal quarterly payments of $6,250. The Compensation Committee chairperson receives an additional $10,000 annual retainer in cash in equal quarterly payments of $2,500. The Nominating and Corporate Governance Committee chairperson receives an additional $5,000 annual retainer in cash in equal quarterly payments of $1,250. Directors must attend at least 75% of all meetings of our Board and all committees on which the director sits (including separate meetings of non-management directors or independent directors) in any specified fiscal year in order to be eligible to receive director compensation. If a director is also one of our executive officers, we will not pay any compensation to such person for services rendered as a director. Additionally, all of our directors are entitled to receive awards in the future under our 2021 Omnibus Incentive Plan. For additional information regarding our 2021 Omnibus Incentive Plan, see “— 2021 Omnibus Incentive Plan.”

COMPENSATION OF OUR EXECUTIVE OFFICERS

We do not have any employees nor do we intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our Manager and/or its affiliates and receives compensation for his or her services, including services performed on our behalf, from our Manager and/or its affiliates, as applicable, except we may award equity-based incentive awards for our executive officers under our 2021 Omnibus Incentive Plan. Instead, we pay our Manager the fees described under “Item 1. Business, Our Manager” in our 2025 Annual Report on Form 10-K and we indirectly bear the costs of the compensation paid to certain of our executive officers through expense reimbursements we pay to our Manager or its affiliates, as applicable.

Pursuant to the Management Agreement, we pay all of our costs and expenses and reimburse our Manager or its affiliates for expenses of our Manager and its affiliates paid or incurred on our behalf, excepting only those expenses that are specifically the responsibility of our Manager pursuant to our Management Agreement. Pursuant to our Management Agreement, we reimburse our Manager or its affiliates, as applicable, for our fair and equitable allocable share of the compensation, including annual base salary, bonus, any related withholding taxes and employee benefits, paid to (i) subject to review by the Compensation Committee of our Board, our Manager’s personnel serving as our Chief Executive Officer or any of our other officers, based on the percentage of his or her time spent devoted to our affairs and (ii) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment personnel of our Manager and its affiliates who spend all or a portion of their time managing our affairs, with the allocable share of the compensation of such personnel described in this clause (ii) being as reasonably determined by our Manager to appropriately reflect the amount of time spent devoted by such personnel to our affairs. We do not reimburse the Manager or its affiliates, as applicable, for the salaries and other compensation of the Manager’s investment professionals who provide services to us pursuant to the Management Agreement. The service by any personnel of our Manager and its affiliates as a member of the Manager’s Investment Committee will not, by itself, be dispositive in the determination as to whether such personnel is deemed “investment personnel” of our Manager and its affiliates for purposes of expense reimbursement.

2021 Omnibus Incentive Plan

The following table provides information about our shares of common stock that may be issued as of December 31, 2025, under the 2021 Omnibus Incentive Plan, which is our only existing equity compensation plan.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in the First Column)(1)
Equity Compensation Plans Approved by Security Holders	-	-	670,588
Equity Compensation Plans Not Approved by Security Holders	-	-	-
Total at December 31, 2025	-	-	670,588

(1)
All of these shares remained available under our 2021 Omnibus Incentive Plan and may be used for any type of award authorized under our 2021 Omnibus Incentive Plan, including stock options, stock appreciation rights, restricted stock, stock bonuses, stock units and other forms of awards granted or denominated in our common stock or units of our common stock.

RELATED PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS

For the years ended December 31, 2025 and 2024, we have engaged in the following transactions with our directors, executive officers or holders of more than 5% of our outstanding share capital and their affiliates, which we refer to as our related parties.

Co-Investments in Loans

From time to time, we may co-invest with other investment vehicles managed by our affiliates, in accordance with our Manager’s co-investment allocation policies. We are not obligated to provide, nor have we provided, any financial support to the other managed investment vehicles. As such, our risk is limited to the carrying value of our investment in any such loan. As of and for the year ended December 31, 2025 and the period ended December 31, 2024, 17 and 19 of our loans were co-invested by our affiliates, respectively.

Certain syndicated co-investments originated by affiliates of the Manager may include other consideration, generally in the form of warrants or other equity interests. Prior to, or concurrent with, the origination of the investment, the Company may elect to assign the right (the “Assigned Right”) to the equity consideration to an affiliate, in exchange for an additional upfront fee in an amount equal to the fair value of the equity consideration on a pro-rata basis. During the year ended December 31, 2025 and 2024, the Company sold Assigned Rights amounting to $0 and $0.6 million, respectively, which was accounted for as original issue discount and accreted over the life of the related loan.

Loan Transactions with Related Parties

In September 2024, the Company entered into a conditional assignment agreement with an affiliate under common control to sell $6.0 million of principal of Loan #11, as disclosed in the Company’s Annual Report on Form 10-K. Upon the change in management’s intent to hold this portion of Loan #11 to maturity or payoff, the loan was transferred from loans held for investment to loans held for sale on the consolidated balance sheets, and was recorded at fair value of $6.0 million. Because the amortized cost of the loan equaled the fair value as of September 30, 2024, no valuation allowance has been recorded against the loan held for sale. On October 1, 2024, upon satisfaction of the conditions precedent to the assignment, the Company completed the sale at a price of approximately $6.0 million or 100% of par. The selling price was approved by the audit committee of the Board, and equaled the carrying value as of the sale date. The remaining balance of Loan #11 was repaid in full on the contractual maturity date on October 4, 2024.

On October 30, 2024, the Company entered into an Omnibus Assignment and Assumption Agreement with an affiliate under common control whereby the Company sold $6.0 million of the principal balance of Loan #1, as disclosed in the Company’s Annual Report on Form 10-K, in exchange for aggregate consideration of $6.0 million comprised of approximately $4.5 million and $1.5 million of principal of existing Loans #7 and #20, respectively. The fair value approximated the carrying value of the loan plus accrued unpaid interest through the sale date, and was approved by the audit committee of the Board.

On December 31, 2024, the Company’s approximately $6.5 million of outstanding principal in Loan #26, as disclosed in the Company’s Annual Report on Form 10-K, was refinanced by an affiliate under common control. The Company received net proceeds of approximately $6.5 million, which included the full repayment of principal, accrued unpaid interest and prepayment fees net of interest reserves transferred on the sale date. The Company recognized approximately $0.1 million of prepayment fee income in connection with this transaction. The fair value price amounting to the proceeds received was approved by the audit committee of the Board.

Loan held for investment — related party

Loan #9

As of May 1, 2023, Loan #9, as disclosed in the Company’s Annual Report on Form 10-K, was placed on non-accrual status for borrower’s breach of certain non-financial covenants and obligations under the loan agreement. The borrower subsequently failed to make contractual principal and interest payments due for the months of May and June 2023. On June 20, 2023, the Administrative Agent to Loan #9 (the “Agent”, a related party) issued an acceleration notice notifying the borrower of the Agent’s intention to exercise all rights and remedies under the credit documents and requested immediate payment of all amounts outstanding thereunder on behalf of the lenders.

The Agent subsequently pursued a Uniform Commercial Code (“UCC”) sale of the membership interests of the borrower’s subsidiaries which were pledged as collateral. On August 10, 2023, the Agent was the highest bidder in a public auction of the membership interests and took ownership of the membership interests. The Agent intends to sell the assets in satisfaction of the loan for the benefit of the lenders.

In December 2024, the Agent was granted a summary judgment against the borrower credit parties and related individuals. The judgment received in favor of the Agent was incremental to the equity acquired in the UCC Article 9 sale. The enforcement of such judgment and UCC sale was conditional upon the recognition and affiliation of members of the Agent by the Pennsylvania Department of Health (“PA DOH”), which was uncertain as of December 31, 2024.

In January 2025, the Court of Common Pleas in Snyder County, Pennsylvania granted an order in favor of the Agent, whereby members of the Agent would be duly recognized as owner-operators of the subject assets. The order was conditional upon the satisfactory completion of change of ownership and other cannabis owner-operator affiliation forms, as required by the PA DOH. In February 2025, upon approval by the PA DOH, members of the Agent were affiliated and assumed full control of the facilities and operations of the business.

On March 31, 2025, following completion of the foreclosure proceedings, the Company extinguished the original term loan, and the Agent distributed the assets acquired from the foreclosure to the Lenders pursuant to an Agreement Among Lenders by and between the Agent and Lenders (the "AAL"). Pursuant to the AAL, the affiliated co-lender received rights to the membership interests acquired in the UCC sale and intends to engage third-parties, as necessary, and is currently in the process of restoring the business to a fully operational status. Further pursuant to the AAL, in satisfaction of the original loan, the Company now holds two loans with an aggregate principal balance of approximately $16.5 million, comprised of a $14.5 million first lien judgment loan (the "Judgment Loan") and a $2.0 million second lien term loan (the "Term Loan"), which had an aggregate fair value of approximately $16.5 million, resulting in a gain on extinguishment of approximately $0.1 million. The fair value of each of the Judgment Loan and Term Loan was determined by the Manager's investment committee using Level 3 inputs under the discounted cash flow method.

The Judgment Loan bears interest at a statutory rate of 9.0% pursuant to Illinois law, and will remain outstanding until paid by the borrower. The Term Loan bears interest at a contractual rate of 9.0% and has a maturity of March 31, 2028. The assets securing the original loan, which included mortgaged cultivation real estate in Pennsylvania and operations related thereto, continue to secure the Judgment Loan and the Term Loan. Accordingly, by virtue of the relationship between the Company, as holder of the Judgment Loan and the Term Loan, and the affiliated co-lender, as new owner of the membership interests of the original borrower credit parties, Loan #9 remains a related party loan. For comparability to previously issued financial statements, management will continue to reference the Judgment Loan and the Term Loan, collectively, as Loan #9, as shown in Note 3.

During the year ended December 31, 2025, the Company advanced approximately $12.6 million of gross principal to the borrower of Loan #9. The use of proceeds of the advance included: (a) the acquisition of three operational dispensaries and (b) the payment of all past due accrued and unpaid interest and fees totaling approximately $1.7 million owed on existing senior indebtedness through December 31, 2025. In connection therewith, the borrower was brought to current on all interest and payments through December 31, 2025. Management elected to maintain Loan #9 on non-accrual status as of December 31, 2025 until such time that the borrower demonstrates sustained ability to meet debt service obligations under both the Judgment Loan and the Term Loan. As of December 31, 2025, Loan #9 is held on the consolidated balance sheets as a loan held for investment - related party with a carrying value of approximately $29.0 million.

Loan #18

The borrower of Loan #18, FarmaceuticalRX, LLC and its subsidiaries and affiliates (“FRX”), is a related party. Certain common control affiliates of the Company can exercise significant influence over certain credit parties to the Loan Agreement with FRX by virtue of voting representation on its board of managers. During the years ended December 31, 2025 and 2024, the Company made principal advances $0 and $26.8 million, respectively, and the loan has a carrying value of $47.1 million and $44.6 million as of the years then ended. As of December 31, 2025, the carrying value of $47.1 million is included in the line item, “Loans held for investment – related party”. As of December 31, 2025 and 2024, the Company had $0.7 million and $0 of accrued interest on its loan to FRX. All accrued interest as of December 31, 2025 is current (Note 6).

Loan #3 and Loan #33

The borrowers of Loan #3 and Loan #33, which were held as of December 31, 2024, as disclosed in the Company’s Annual Report on Form 10-K, are affiliates of Vireo Growth, Inc. (“Vireo”). In December 2024, John Mazarakis, who serves as our Executive Chairman of the Board, was appointed to serve as Chief Executive Officer and Co-Executive Chairman of the Board of Vireo. Certain affiliated investment funds that are managed by entities under common control with our Manager, and for which Mr. Mazarakis can exercise significant influence, also hold material equity interests in Vireo, causing the Company to classify transactions with Vireo to be related party transactions. The aggregate principal balance of these loans is included on the consolidated balance sheets as loans held for investment — related party.

Loan held for investment — related party

During the quarter ended December 31, 2024, the Company originated a loan to a subsidiary of Vireo, collateralized by real estate assets in Minnesota. The loan has a principal balance of $5.5 million and a carrying value of approximately $5.3 million as of December 31, 2024. The Company elected to record the investment at fair value under the fair value. The Company recognized $1.5 million in underwriting and structuring fees from Vireo upon the origination of this loan, which was recognized on the Statement of Operations for the year ended December 31, 2024. This loan held under the fair value option was repaid during the year ended December 31, 2025.

Management Agreement

Pursuant to our Management Agreement, our Manager, a Delaware limited liability company, manages our loans and our day-to-day operations, subject at all times to the further terms and conditions set forth in our Management Agreement and such further limitations or parameters as may be imposed from time to time by our Board.

Our Manager receives base management fees (“Base Management Fees”) that are calculated and payable quarterly in arrears in cash or shares of our common stock, at the sole discretion of our Manager, in an amount equal to 0.375% (1.50% on an annualized basis) of our Equity (as defined below), determined as of the last day of each such quarter.

The Base Management Fees are reduced by an amount equal to 50% of the pro rata amount of origination fees earned and paid to our Manager during the applicable quarter for loans that were originated on our behalf by our Manager or affiliates of our Manager (“Outside Fees”). “Equity” means, as of any date: (i) the sum of (A) the net proceeds from all issuances of our equity securities since inception through such date (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus (B) our retained earnings at the end of the most recently completed fiscal quarter determined in accordance with GAAP (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (ii) (A) any amount that we have paid to repurchase our Common Stock since inception through such date; (B) any unrealized gains and losses and other non-cash items that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with GAAP through such date; and (C) onetime events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, through such date, in each case after discussions between the Manager and the Independent Directors and approval by a majority of the Independent Directors.

In addition to the Base Management Fees, our Manager receives Incentive Compensation with respect to each fiscal quarter (or portion thereof that our Management Agreement is in effect) based upon our achievement of targeted levels of Core Earnings. To the extent earned by our Manager, the Incentive Compensation will be payable to our Manager quarterly in arrears in cash or shares of our common stock, at the sole discretion of our Manager.

We pay all of our costs and expenses and reimburse our Manager or its affiliates for expenses of our Manager and its affiliates paid or incurred on our behalf, excepting only those expenses that are specifically the responsibility of our Manager pursuant to our Management Agreement.

Our Management Agreement provides that, upon termination of our Management Agreement under certain circumstances, a Termination Fee will be payable to our Manager by us in an amount equal to three times the sum of (i) the annualized average quarterly Base Management Fee and (ii) the annualized average quarterly Incentive Compensation, in each case, earned by our Manager during the 24-month period immediately preceding the most recently completed fiscal quarter prior to the date of termination.

The following table summarizes the related party fees and expenses incurred by the Company and amounts payable to the Manager for the years ended December 31, 2025 and 2024.

	For the year Ended December 31
	2025	2024
Affiliate Payments
Management fees earned	$4,770,200	$4,437,447
Less: Outside Fees earned	(284,887)	(299,046)
Base management fees, net	4,485,313	4,138,401
Incentive fees	3,716,823	3,923,495
Total management and incentive fees earned	8,202,136	8,061,896
General and administrative expenses reimbursable to Manager	4,930,489	4,821,373
Total	$13,132,625	$12,883,269

General administrative expenses reimbursable to the Manager are included in the related party payable line item of the consolidated balance sheets as of December 31, 2025 and 2024. The following table presents amounts payable to the Manager as of December 31, 2025 and 2024:

	For the year ended December 31,
	2025	2024
Management fees payable	$1,034,149	$925,671
Incentive fees payable	2,064,427	1,937,487
Management and incentive fees payable	3,098,576	2,863,158
General and administrative expenses reimbursable to Manager	2,214,920	2,043,403
Total	$5,313,496	$4,906,561

PROPOSAL II: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, P.C. (“BDO”) has been selected to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

BDO has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in us or our affiliates. It is expected that a representative of BDO will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

The report of BDO on our financial statements for the fiscal year ended December 31, 2025, contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The following table presents fees for professional services rendered by BDO for the fiscal years ended December 31, 2025 and 2024:

	Fiscal Year Ended December 31,
	2025	2024
Audit Fees	$638,710	$715,551
Audit-Related Fees	22,815	-
Tax Fees	27,450	$33,530
All Other Fees	-	-
Total Fees	$688,975	$749,071

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that were normally provided by our independent registered public accountants in connection with statutory and regulatory filings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance.

All Other Fees. All other fees would include fees for products and services other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence.

All services performed and related fees billed by BDO during 2025 and 2024 were pre-approved by the Audit Committee pursuant to regulations of the SEC.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Chicago Atlantic Real Estate Finance, Inc. operates under a written charter adopted by the Board of Directors. The Audit Committee is currently composed of Dr. Papastavrou, Mr. Konigsberg, and Ms. Stavola, with Mr. Konigsberg serving as chairperson

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with BDO, the Company’s independent registered public accounting firm during the fiscal year ended December 31, 2025, the matters an independent auditor is required to discuss with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received and reviewed the written disclosures and the letter from BDO required by the applicable requirements of the PCAOB and has discussed with BDO its independence. The Audit Committee has also considered whether the provision of non-audit services, and the fees charged for such services, by BDO are compatible with BDO maintaining its independence from the Company.

Conclusion

Based on the Audit Committee’s discussion with management and BDO, the Audit Committee’s review of the audited financial statements, the representations of management and the report of BDO to the Audit Committee, the Audit Committee recommended that the Company’s Board of Directors include the audited financial statements in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC. The Audit Committee also recommended the selection of BDO to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Respectfully Submitted,
The Audit Committee
Brandon Konigsberg, Chair
Jason Papastavrou
Elizabeth Stavola

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of BDO USA, P.C. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO USA, P.C. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Annual Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Annual Meeting unless certain securities law requirements are met.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2027 Annual Meeting of Stockholders will be held in June 2027, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at the 2027 Annual Meeting of Stockholders pursuant to the SEC’s Rule 14a-8 must submit the proposal in writing to the Secretary of Chicago Atlantic Real Estate Finance, Inc. at 1680 Michigan Avenue, Suite 700, Miami Beach, FL 33139 or the Company’s then current business address. The Company must receive the proposal no later than December 24, 2026, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. If the Company changes the date of the 2027 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholders must submit their proposals within a reasonable time before the Company begins to print and send its proxy materials. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

Stockholder proposals or director nominations to be presented at the 2027 Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be submitted in accordance with the advance notice procedures and other requirements set forth in our bylaws. These requirements are separate from the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. The item to be brought before the meeting must be a proper subject for stockholder action. Our bylaws require that to be timely, a stockholder’s notice must set forth all information required and must be delivered to the Secretary at the principal executive office of the Company at the above address not earlier than the 150th day prior to the first anniversary of the date of this Proxy Statement nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of this Proxy Statement. As a result, for the Company’s 2027 Annual Meeting of Stockholders, a stockholder’s notice submitted pursuant to the provisions of our bylaws must be received no earlier than November 24, 2026, and no later than 5:00 p.m., Eastern Time, on December 24, 2026; provided, however, that in the event that the date of the 2027 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of this Annual Meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of the 2027 Annual Meeting of Stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2027 Annual Meeting of Stockholders or the tenth day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice. The submission of a proposal pursuant to the provisions of the Company’s bylaws does not guarantee its presentation at any meeting of stockholders. We advise you to review our bylaws, a copy of which is on file with the SEC, and which contain additional requirements about advance notice of stockholder proposals and director nominations. In accordance with our bylaws, the Chair of the 2027 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 Annual Meeting of Stockholders must deliver written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2027. If we change the date of the 2027 Annual Meeting of Stockholders by more than 30 days from the date of this year’s Annual Meeting, your written notice must be received by the later of 60 days prior to the date of the 2027 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our bylaws as described above.

Notices of intention to present proposals at the 2027 Annual Meeting of Stockholders should be addressed to the Secretary of Chicago Atlantic Real Estate Finance, Inc. at 1680 Michigan Avenue, Suite 700, Miami Beach, FL 33139. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

You are cordially invited to attend the Annual Meeting of stockholders in person. Regardless of whether you plan to attend the Annual Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope, or to vote by telephone or through the internet.

By Order of the Board of Directors,
/s/ Phillip Silverman
Chief Financial Officer, Treasurer and Secretary

Miami Beach, Florida
April 23, 2026

CHICAGO ATLANTIC BDC, INC. 600 MADISON AVENUE, SUITE 1800 NEW YORK, NEW YORK 10022 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - go to www.proxyvote.com or scan the QR barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 24, 2025. Follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting – Go to www.virtualshareholdermeeting.com/LIEN2025You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE – 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 24, 2025. Have your proxy card in hand when you call and them follow the instructions VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CHICAGO ATLANTIC BDC, INC. The Board of Directors recommends you vote FOR each of the proposals: 1. To re-elect one member of the boar

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V84251-P45755 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mr. John Mazarakis
02) Mr. Anthony Cappell
03) Dr. Jason Papastavrou
04) Ms. Elizabeth Stavola
05) Mr. Brandon Konigsberg

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com. Chicago Atlantic Real Estate Finance, Inc. Annual Meeting of Stockholders June 13, 2025 at 10:00 a.m., Central Time The stockholder(s) hereby appoints(s) Mr. Peter and Mr. John Mazarakis, or either of them, as proxies, each with the power to appointeir substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Chicago Atlantic Real Estate Finance, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Time, on June 13, 2025, at 420 N. Wabash Avenue, Suite 500, Chicago, IL 60611, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with Board of Directors’ recommendations. Continued and to be signed on reverse side